UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2008

NEW MOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	34-51353	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Corporate Park, Suite 250
Irvine, California 92606
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 777-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2008, we entered into an employment agreement with Andrew Zaref, pursuant to which Mr. Zaref became our new Chief Financial Officer effective July 14, 2008 (the “Employment Agreement”). On the same date, Dan Harvey resigned as our Chief Financial Officer, but will remain with us in a senior level finance role reporting to Mr. Zaref.

From January 2004 to July 2007, Mr. Zaref was employed by Westwood One, Inc., a NYSE-listed publicly traded provider of information services and programming to the radio, TV, and online industries in the United States. At Westwood One, Mr. Zaref served as an Executive Vice President and as Chief Financial Officer and was responsible for managing the financial affairs of the company under a Management Agreement between Westwood One and CBS Radio, Inc. Prior to joining Westwood One, Mr. Zaref spent approximately three years at KPMG LLP, as a Partner servicing numerous clients in the Information, Entertainment, Communications, and Technology industries. Mr. Zaref is licensed in New York as a CPA and is involved in several professional and civic organizations.

Mr. Zaref’s Employment Agreement has a term of three years, subject to earlier termination in accordance with the terms of the Employment Agreement. A summary of the material terms of Mr. Zaref’s Employment Agreement follows:

Title and Salary. Mr. Zaref’s title is Chief Financial Officer. Mr. Zaref will receive a base salary of $400,000 per annum, which is subject to increase at the end of each year of the term at the sole and complete discretion of our board of directors; provided, however, that such increase will be in an amount no less than 5%.

Signing Bonus. Upon the execution of the Employment Agreement, Mr. Zaref received a signing bonus of $100,000, which may be partially recouped by us in the event Mr. Zaref’s employment is terminated for cause by us or voluntarily by Mr. Zaref prior to the expiration of the term.

Annual Bonus. Mr. Zaref is eligible to receive an annual bonus in an amount not to exceed his base salary for each calendar year during the term if our business operations meet or exceed certain financial performance standards to be determined by our board of directors.

Benefits. Mr. Zaref and his family will be provided with medical, hospitalization, dental, disability and life insurance during the term. We will pay all premiums and other costs associated with such policies. Mr. Zaref will also be able to participate in any other compensation plan or other perquisites generally made available to our executive officers from time to time.

Car Allowance. Mr. Zaref will receive an automobile allowance of $1,000 per month inclusive of insurance, gas and maintenance on his vehicle.

Stock Options. Upon the execution of the Employment Agreement, Mr. Zaref was granted an option to purchase 200,000 shares of our common stock. The options are exercisable at an exercise price of $4.16 per share, and expire on July 14, 2018. Mr. Zaref’s option shall first vest, with respect to 66,666 shares of common stock on July 14, 2009; thereafter, the option shall next vest, with respect to 5,555 shares of common stock, on August 31, 2009 (such vesting date, the “Second Vesting Date”); thereafter, the option shall next vest, with respect to the remaining 127,779 shares of common stock underlying the option, in 22 equal installments of 5,555 shares and one final installment of 5,569 shares, each on the last day of each calendar month during the period of 23 consecutive months commencing after the Second Vesting Date; provided that all options to acquire shares of our common stock shall immediately and automatically vest upon a Change of Control (as defined in the Employment Agreement). Except in the event Mr. Zaref is terminated without cause and except in the event of a termination of Mr. Zaref’s employment by Mr. Zaref for good reason (in which case all options shall automatically vest and remain exercisable for a period of one year after such termination), any portion of Mr. Zaref’s option that remains unvested at the time of termination will be extinguished and cancelled.

Restricted Stock Unit Award. Within 90 days of the execution of the Employment Agreement, we agreed to grant to Mr. Zaref restricted stock units for 200,000 shares of common stock (the “RSUs”). Mr. Zaref’s RSUs shall first vest, with respect to 100,000 RSUs after the closing of trading on the date that the average per share trading price of our common stock during any period of 10 consecutive trading days equals or exceeds $15. The remaining 100,000 RSUs will vest after the closing of trading on the date that the average per share trading price of our common stock during any period of 10 consecutive trading days equals or exceeds $20. Notwithstanding the foregoing, all RSUs shall immediately and automatically vest upon a Change of Control (as defined in the Employment Agreement).

Vacation. Mr. Zaref will be entitled to four weeks of vacation per annum.

Payments upon termination. If Mr. Zaref’s employment with us is terminated because of death or disability or cause or if Mr. Zaref voluntarily terminates his employment with us other than for good reason, we will pay or provide to Mr. Zaref all base salary and benefits which have accrued through the termination date.

If Mr. Zaref’s employment is terminated by Mr. Zaref for good reason, or by us other than for cause, we will pay to Mr. Zaref: (a) all base salary and benefits which have accrued through the termination date, (b) a one time payment equal to the sum of (i) the base salary payable to Mr. Zaref for the greater of (x) the remaining term of the Employment Agreement or (y) twelve (12) months (the “Severance Period”), and (ii) an amount equal to the average of the annual bonus amounts received by Mr. Zaref under the Employment Agreement for the 2 years prior to such termination, and (c) coverage under the employee benefit plans described above until the earlier of the end of the Severance Period or Mr. Zaref’s eligibility to receive similar benefits from a new employer. In addition, if Mr. Zaref’s employment is terminated by Mr. Zaref for good reason, or by us other than for cause, all stock options and other equity awards granted to Mr. Zaref pursuant to the Employment Agreement (other than options and awards, including RSUs, which vest upon achievement of performance objectives) shall automatically vest, and remain exercisable for a period of one year after such termination.

As consideration for our entry into the Employment Agreement, Mr. Zaref entered into a Non-Competition, Non Solicitation and Proprietary Information agreement with us, pursuant to which, among other things, he agrees to refrain from competing against us in accordance with the terms set forth therein.

A press release announcing the appointment of Mr. Zaref was issued by us on July 15, 2008, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Employment Agreement by and between Andrew Zaref and New Motion, Inc. dated July 14, 2008.

99.1	Press release issued by New Motion, Inc., dated July 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOTION, INC.
(Registrant)

Dated: July 17, 2008
/s/ Burton Katz
Burton Katz
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement by and between Andrew Zaref and New Motion, Inc. dated July 14, 2008.
99.1	Press release issued by New Motion, Inc., dated July 15, 2008.